UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

IBIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

8800 HSC Parkway

Bryan, Texas 77807

December 8, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of iBio, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of iBio, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, December 8, 2022 at 9:00 a.m. central time at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in this Notice of Annual Meeting of Stockholders. The Board of Directors (the “Board” or “Board of Directors”) knows of no other business that will come before the 2022 Annual Meeting.

At the 2022 Annual Meeting, stockholders will consider and vote on the following matters:

(1)	to elect the two (2) nominees for Class II directors named herein to our Board of Directors, each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified;
(2)	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2023;
(3)	to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Say-on-Pay); and
(4)	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on October 21, 2022 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2022 Annual Meeting or any postponement or adjournment of the 2022 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2022 Annual Meeting for the ten days preceding the meeting at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807 during ordinary business hours for any purpose germane to the 2022 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2022.

The proxy materials are first being mailed to the stockholders of record on or about October 31, 2022.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING YOUR PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 8800 HSC PARKWAY, BRYAN, TEXAS 77807, OR BY PHONE AT (979) 446-0027.

On behalf of the Board of Directors and the employees of iBio, Inc. we thank you for your continued support and look forward to you joining us at the 2022 Annual Meeting.

By order of the Board of Directors,

/s/ Thomas F. Isett
Thomas F. Isett Executive Chairman, President and Chief Executive Officer

8800 HSC Parkway

Bryan, Texas 77807

PROXY STATEMENT

For the 2022 Annual Meeting of Stockholders to be held on December 8, 2022

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of iBio, Inc., a Delaware corporation (“iBio,” the “Company,” “we,” “our” or “us”), in connection with the solicitation by the Board of Directors of iBio (the “Board of Directors” or the “Board”) of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) to be held on Thursday, December 8, 2022, beginning at 9:00 a.m., central time at the Company’s offices located at 8800 HSC Parkway, Bryan, Texas 77807. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR the election of the two (2) Class II director nominees named herein; (2) FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2023; and (3) FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Say-on-Pay).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 Annual Meeting OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2022:  On or about October 31, 2022, we will begin mailing the Proxy materials, which includes this Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2022.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2022 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING A PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 8800 HSC PARKWAY, BRYAN, TEXAS 77807, OR BY PHONE AT (979) 446-0027.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2022 Annual Meeting to be held on Thursday, December 8, 2022, beginning at 9:00 a.m., central time including at any postponement or adjournment thereof.

The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the “2022 Annual Report”), are being distributed and made available on or about October 31, 2022. As used in this Proxy Statement, references to “we,” “us,” “our,” “iBio” and the “Company” refer to iBio, Inc. and its subsidiaries.

Q:	Why am I receiving these materials?

A:We have sent you these proxy materials because the Board of Directors of iBio is soliciting your proxy to vote at the 2022 Annual Meeting, including at any postponements or adjournments of the 2022 Annual Meeting.

Q:	Who can vote at the 2022 Annual Meeting?

A:Only stockholders of record at the close of business on October 21, 2022, or the Record Date, will be entitled to vote at the 2022 Annual Meeting. On the Record Date, there were 9,006,583 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 21, 2022 your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares or submit a proxy to have your shares voted. We urge you to fill out and return the enclosed proxy card or submit a proxy on the internet as instructed herein to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 21, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2022 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Beneficial owners who wish to attend the 2022 Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com.

Q:What information is contained in the Proxy Statement?

A:The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2022 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:Who can help answer my questions?

A:If you have any questions about the 2022 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact Corporate Secretary, iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807, or by phone (979) 446-0027.

Q:How do I get electronic access to the proxy materials?

A:This Proxy Statement and the Annual Report on Form 10-K for the year ended June 30, 2022 are available at www.ibioinc.com.

Q:What items of business will be considered and voted on at the 2022 Annual Meeting?

A:The three (3) items of business scheduled to be considered and voted on at the 2022 Annual Meeting are: (1) the election of our two (2) nominees named herein as Class II directors (the “Director Election Proposal”); (2) the ratification of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2023 (the “Auditor Ratification Proposal”);  (3) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Say-on-Pay).

Q:How does the Board of Directors recommend that I vote?

A:For the reasons described under each Proposal, the Board of Directors recommends that you vote (1) FOR each of the two (2) Class II director nominees named herein for election to the Board of Directors; (2) FOR the Auditor Ratification Proposal; (3) FOR the Say-on-Pay Proposal.

Q:What is a quorum and why is it necessary?

A:Conducting business at the 2022 Annual Meeting requires a quorum.

A quorum will be present if stockholders holding at least one third of the issued and outstanding shares entitled to vote at the close of business on October 21, 2022 are present at the 2022 Annual Meeting in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the 2022 Annual Meeting. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your broker may register your shares as being present at the 2022 Annual Meeting for purposes of determining the presence of a quorum, but the shares will not be voted on proposals on which brokers do not have discretionary authority (Proposals 1 and 3). This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the stockholders present or represented at the 2022 Annual Meeting and entitled to vote may adjourn the meeting to another date or if no stockholder is present any officer entitled to preside at or act as secretary of the meeting in order may adjourn the meeting to another date.

Q:What is the voting requirement to approve each of the proposals?

A:If a quorum is present or represented by proxy at the 2022 Annual Meeting, the vote required to approve each of the proposals is as follows:

For the Director Election Proposal (Proposal 1) the two (2) Class I director nominees named herein receiving the highest number of FOR votes (from the holders of shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes on the Director Election Proposal.

To be approved, the Ratification Proposal (Proposal 2) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2022 Annual Meeting. Since abstentions are not votes cast, they will have no effect on this proposal. Broker non-votes, if any (although none are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers that vote at the 2022 Annual Meeting may vote in their discretion if beneficial owners do not provide voting instructions to the brokers) will have no effect on this proposal. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders do not approve the Auditor Ratification Proposal, the Audit Committee will reconsider whether to retain that firm. Even if the Auditor Ratification Proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of iBio and its stockholders.

To be approved, the Say-on-Pay Proposal (Proposal 3) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2022 Annual Meeting. Since abstentions and broker non-votes on these proposals are not votes cast, they will have no effect on the vote on these proposals. The Say-on-Pay Proposal (Proposal 3) is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinion of our stockholders and will consider our stockholders’ opinion when making future compensation decisions for our named executive officers.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2022 Annual Meeting is the Auditor Ratification Proposal. If you do not direct your broker how to vote on the Auditor Ratification Proposal your broker may exercise discretion and may vote your shares on that proposal in its discretion. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Director Proposal or how to vote for the Say-on-Pay Proposal your broker may not exercise discretion and may not vote your shares on that proposal.

We encourage you to vote FOR each of the Class II director nominees named in the Director Election Proposal and FOR each of the Auditor Ratification Proposal and the Say-on-Pay Proposal.

Q:What shares can I vote?

A:You may vote or cause to be voted all shares owned by you as of the close of business on October 21, 2022, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:How may I vote?

A:You may either vote FOR each of the two (2) nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. You may not cumulate your votes in the Director Election Proposal. With respect to each of the other proposals, you may vote FOR, AGAINST, or ABSTAIN.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy. We urge you to have your shares voted by proxy to ensure your vote is counted.

●	To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2022 Annual Meeting, the proxyholder will vote your shares as you direct.

●	To have your shares voted through the internet follow the instructions on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on December 7, 2022 to be counted.
●	To have your shares voted through the telephone dial the toll-free number on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 7, 2022 to be counted.
●	You or your proxyholder will be able to attend and vote at the 2022 Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from iBio. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

Q:How many votes do I have?

A:On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on October 21, 2022, the Record Date.

Q:What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote at the 2022 Annual Meeting or by completing your proxy card or submitting your proxy through the internet, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation (say-on-pay) and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposals 1 and 3 will be treated by the NYSE as non-routine matters and Proposal 2 will be treated by the NYSE as routine matter. Accordingly, your broker may register your shares as being present at the 2022 Annual Meeting for purposes of determining the presence of a quorum, but not vote your shares on Proposals 1 and 3 without your instructions (referred to as broker non-votes), but may vote your shares on Proposal 2 even in the absence of your instruction. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the 2022 Annual Meeting.

Q:What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, (1) FOR each of the two (2) nominees for Class II directors named herein; (2) FOR the Auditor Ratification Proposal; and (3) FOR the Say-on-Pay Proposal.

Q:Can I change my vote or revoke my proxy?

A:You may change your vote or revoke your proxy at any time before the final vote at the 2022 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807; (2) submit a later-dated proxy by mail, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2022 Annual Meeting and voting at the meeting. Attendance at the 2022 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

Q:How are votes counted?

A:In the election of directors, you may vote FOR each of the two (2) Class II director nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the two (2) nominees.

With respect to the other proposals, you may vote FOR, AGAINST, or ABSTAIN.

If you provide specific instructions, your shares will be voted as you instruct.

Q:What should I do if I receive more than one proxy statement?

A:You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. Please follow the voting instructions on all of the proxy statements to ensure that all of your shares are voted.

Q:Where can I find the voting results of the 2022 Annual Meeting?

A:We intend to announce preliminary voting results at the 2022 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2022 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2022 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:What happens if additional matters are presented at the 2022 Annual Meeting?

A:Other than the three (3) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2022 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Thomas F. Isett, our President, Chief Executive Officer and Executive Chairman of the Board of Directors and Robert Lutz, our Chief Financial Officer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2022 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:How many shares are outstanding and how many votes is each share entitled?

A:Each share of our Common Stock that is issued and outstanding as of the close of business on October 21, 2022, the Record Date, is entitled to be voted on all items being voted on at the 2022 Annual Meeting, with each share being entitled to one vote on each matter. As of the close of business on the Record Date, 9,006,583 shares of Common Stock were issued and outstanding.

Q:Who will count the votes?

A:One or more inspectors of election will tabulate the votes.

Q:Is my vote confidential?

A:Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within iBio or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

A:The Board of Directors is making this solicitation on behalf of iBio, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing.

Q:When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:To be considered for inclusion in next year’s Annual Meeting proxy materials pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, your proposal must be submitted in writing by June 30, 2023, to the attention of the Corporate Secretary in writing at iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807. If you wish to submit a proposal (including a director nomination) at the meeting that is not intended to be included in next year’s proxy materials prepared by iBio, you must do so in accordance with iBio’s second amended and restated bylaws (the “Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations, including different submission date requirements, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See also “Stockholder Proposals for the 2023 Annual Meeting” elsewhere in this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THESE NOMINEES AS DIRECTORS

The Board of Directors currently consists of eight (8) directors and is divided into three classes. In accordance with the Company’s Corporate Governance Guidelines, Directors cannot be nominated for re-election if they will be 75 years of age or older on the date of the applicable annual meeting, absent a waiver by the Nominating and Corporate Governance Committee and the full Board of Directors. The Board of Directors believes imposing a mandatory retirement age is an effective way to ensure director refreshment. Consistent with our director retirement policy, in October 2022, Glenn Chang informed the Board of Directors of his retirement from the Board of Directors, effective immediately following the 2022 Annual Meeting and therefore immediately after the 2022 Annual Meeting the Board of Directors will consist of seven (7) directors. Each class serves for a term ending at the third annual meeting of stockholders following the election of such class, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election this year at the 2022 Annual Meeting, directors in Class III will stand for election at the 2023 annual meeting of stockholders and directors in Class I will stand for election at the 2024 annual meeting of stockholders. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. Vacancies on the Board of Directors may be filled only by a majority of the remaining directors, even if such directors do not constitute a quorum. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the 2022 Annual Meeting, our stockholders will consider and vote upon the election of the two (2) Class II nominees: Dr. Linda W. Armstrong and Dr. Alexandra Kropotova, to continue to serve as Class II directors. If re-elected, these nominees will serve for a term ending at our 2025 annual meeting of stockholders. Our Board of Directors believes that all of our current directors, including the two (2) nominees for election, possess, among other attributes, personal and professional integrity, good judgment, a high level of ability, diversity of viewpoint and business acumen.

Each nominee has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, proxies will be voted FOR the election of a substitute nominee proposed by our Board of Directors or for election of only the remaining nominees.

Unless authority to do so is withheld, shares represented by executed proxies will be voted FOR the election of each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Since two (2) directors are to be elected at the 2022 Annual Meeting, the two (2) nominees for director who receive the highest number of affirmative votes for election will be elected as Class II directors. Cumulating votes is not permitted in connection with the election of directors.

The name, age, class, title, years of service, principal occupation, business experience and certain other information for each Class II director nominee is set forth below.

				Term
				Expires if
Name	Age	Position	Director Since	re-elected

Class II Directors

Dr. Linda W. Armstrong	59	Class II Director	October 2020	2025

Dr. Alexandra Kropotova	50	Class II Director	October 2020	2025

Class II Directors

Dr. Linda W. Armstrong was appointed as a member of the Board of Directors in October 2020 and is the Chair of our Science and Technology Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors. Dr. Armstrong is an accomplished biopharmaceutical executive with more than 20 years of experience in respiratory diseases and therapeutics. Since 2016, she has served as the Global Head of the Respiratory Development Unit at Novartis (SWX:NOVN), where she is responsible for the development of therapies to treat patients with respiratory and allergic conditions. Dr. Armstrong served in a variety of roles at Novartis since 2007, including the Head of Clinical Development & Medical Affairs, Cell and Gene Therapy and Global Head of Patient Safety. Prior to joining Novartis between 2001-2007, she served as Medical Safety Director and subsequently as Senior Director, Medical Affairs at Pfizer, Inc. (NYSE:PFE). Dr. Armstrong also served as Group Director, Respiratory Diseases at the Schering Plough Research Institute. As a Board-Certified Pulmonologist and Internist, Dr. Armstrong served on the faculty of New York University Medical Center prior to joining Schering-Plough. She received her medical degree from Yale University School of Medicine, New Haven, Connecticut and her Bachelor’s Degree from Harvard University, Cambridge, Massachusetts.

We believe Dr. Armstrong’s experience and knowledge as a medical professional and her experience in various leadership roles in successful pharmaceutical companies and biologics is valuable to the Board of Directors and the Company.

Dr. Alexandra Kropotova was appointed as a member of our Board of Directors in October 2020 and currently serves as a member of the Nominating and Corporate Governance Committee and the Science and Technology Committee of the Board of Directors. Dr. Kropotova is a biopharmaceutical executive with expertise in all phases of global clinical development, translational medicine and medical affairs. Currently, Dr. Kropotova is Executive Vice President and Chief Medical Officer at SAb Biotherapeutics, leading the strategy, direction, and execution of the company’s portfolio of innovative polyclonal antibody assets. Prior to SAb Biotherapeutics, she has served as Vice President, Global Specialty R&D, Respiratory & Inflammation Therapeutic Area at Teva Pharmaceuticals (TASE:TEVA), where she led the design and execution of global clinical development programs, the majority of which are biologic candidates for pulmonary, chronic inflammatory or autoimmune indications. Prior to joining Teva, between 2007-2016, Dr. Kropotova served in various roles at Sanofi (EPA:SAN), including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. Prior to joining Sanofi, she served in various roles at Pfizer Inc. (NYSE:PFE) from 2002-2007, most recently as Director & Head of Global Clinical Respiratory and Analgesics. Dr. Kropotova received her Master of Business Administration Degree from Ohio University Graduate School of Business, Athens, Ohio, and her Medical Degree in Internal Medicine from the Vladivostok State Medical University, Vladivostok, Russia.

We believe Dr. Kropotova’s experience and knowledge as a medical professional and biologics development experience across multiple therapeutic areas along with her experience in various leadership roles in successful pharmaceutical companies, is valuable to the Board of Directors and the Company.

Vote Required

A plurality of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors will be required to elect nominees. Abstentions, withheld votes and broker non-votes, if any, are not votes cast and will have no effect on the election of directors. Provided that a quorum is present, the two (2) nominees receiving the highest number of affirmative votes cast at the 2022 Annual Meeting will be the elected as our directors. Stockholders cannot vote for a greater number of persons than the number of nominees named. The cumulation of votes in the election of directors is not permitted.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-LISTED NOMINEES.

Continuing Directors

The directors who are serving terms that will continue following the 2022 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since	Term Expires
Class I Directors

General (Ret.) James T. Hill	76	Class I Director	August 2008	2024
Thomas F. Isett	57	Class I Director	April 2019	2024
Evert Schimmelpennink	50	Class I Director	June 2021	2024

Class III Directors

William D. Clark	54	Class III Director	August 2021	2023
Gary Sender	60	Class III Director	October 2020	2023

Class I Directors

General (Ret.) James T. Hill has served as a member of our Board of Directors since we became a publicly traded company in August 2008 and was appointed the Presiding Director of the Board of Directors in October 2020, a position that he held until December 2021 when we appointed a Lead Independent Director. He currently serves as the Chair of the Compensation Committee. He was the commander of United States Southern Command from 2002 until his retirement in 2004. In this role he led all U.S. military forces and operations in Central America, South America and the Caribbean, working directly with U.S. Ambassadors, foreign heads of state, key Washington decision-makers, foreign senior military and civilian leaders in implementing United States policy. General Hill is the founder of the J.T. Hill Group, a consulting organization specializing in strategic leadership and international security.

We believe that General Hill’s experience in developing strategic plans and his insights regarding the conduct of business affairs in Central and South America is a key resource for us and enables him to make valuable contributions to our company.

Thomas F. Isett was appointed as Chief Executive Officer and Executive Co-Chair effective March 10, 2020. He was subsequently appointed as Chair of the Board of Directors and President effective June 12, 2020. He has served as a member of the Board of Directors since April 2019.

Prior to joining iBio, Mr. Isett led since 2015 i.e., Advising, LLC, a management and strategy consulting firm that advised Fortune 500 companies, private equity firms, biotechnology companies, and standard-setting organizations on strategy, M&A, management, and intellectual property decisions in life sciences. Prior to founding i.e., Advising, he Co-Founded and led Commence Bio, Inc., a cellular immunotherapy developer.

Previously, he held leadership roles for bioprocess product and service businesses over his 25 combined years with GE, Lonza, and Becton Dickinson & Company (BD). Mr. Isett led a turnaround of the Core Microbiology diagnostic business at BD, and then went on to become the founding Vice President of Becton Dickinson’s Advanced Bioprocessing business, which he led from inception to over $60 million in revenues by 2009. While at Lonza from 2009 to 2012, he contributed to the rapid growth of the cell & gene therapy CDMO as Head of Cell Processing Technologies. Subsequently, at GE Life Sciences, he accelerated growth for the North American Bioprocess business via the introduction of an integrated solutions strategy, along with new commercial and operating mechanisms to support execution. Mr. Isett earned a BSc. in biological sciences from Drexel University.

We believe that Mr. Isett is able to make valuable contributions to our Board of Directors due to his extensive management and corporate development experience in the life sciences.

Evert Schimmelpennink was appointed as a member of our Board of Directors in June 2021 and currently serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Science and Technology Committee. Mr. Schimmelpennink has close to 25 years of biotech and pharmaceutical experience and brings a proven track record in successfully building and scaling public and private biopharmaceutical companies, securing funding around captivating strategies, and creating patient and shareholder value. Mr. Schimmelpennink currently serves as the Chief Executive Officer and President of Lenz Therapeutics, Inc. a position he has held since March 4, 2021. Previously, from August 2017 to October 2020 he was the CEO of publicly listed Pfenex Inc., which he led through a turnaround and its first FDA approval resulting in an acquisition by Ligand Pharmaceuticals Inc. in late 2020. From November 13, 2019 until its sale, Mr. Schimmelpennink also served as the acting Principal Financial Officer and Principal Accounting Officer of Pfenex Inc. From October 2015 to July 2017, Mr. Schimmelpennink was CEO of privately held Alvotech, where he led the company through a critical growth phase, and aligned R&D, manufacturing and commercial capabilities across a portfolio of monoclonal antibodies. Prior to that, he held senior positions at Pfizer Inc. and Hospira, Inc. within their global specialty injectables businesses, as well as Synthon BV. In addition to serving on the board of directors of Lenz Therapeutics, Mr. Schimmelpennink serves on the board of directors of Pipeline Therapeutics, Inc.  Mr. Schimmelpennink earned a M.Sc. in bioprocess engineering from the University of Wageningen in the Netherlands and a Business Degree from the Arnhem Business School.

Mr. Schimmelpennink brings extensive knowledge of the pharmaceutical and biotech industries as a result of his service in senior corporate positions in many medical companies.

Class III Directors

William D. Clark was appointed as a member of our Board of Directors in August 2021 and currently serves on the Audit Committee and Nominating and Corporate Governance Committee. Mr. Clark has more than 30 years of biotechnology and pharmaceutical experience, with a focus on business development, commercialization, strategic planning, and general management. From 2011 until 2022, he served as the President and Chief Executive Officer of Nasdaq-listed biopharmaceutical company, Genocea Biosciences, Inc. (“Genocea”). In that role, among other accomplishments, he executed Genocea’s successful strategic pivot from infectious disease to immuno-oncology. Prior to joining Genocea, Mr. Clark was Chief Business Officer at Vanda Pharmaceuticals Inc. (“Vanda”), a company he co-founded in 2004. There, he played central roles in completing the company’s 2006 Nasdaq initial public offering and its 2009 out-licensing deal with Novartis Pharma AG, from which Vanda received an upfront payment of $200 million, plus contingent additional future milestone payments totaling up to $265 million. Previously, he was a Principal at Care Capital, LLC, a venture capital firm investing in biopharmaceutical companies. Earlier in his career, he spent 10 years at SmithKline Beecham Corporation (now part of GlaxoSmithKline plc) in a variety of business development roles. Mr. Clark holds an MBA from The Wharton School at the University of Pennsylvania and a BA from Harvard University.

We believe Mr. Clark brings extensive knowledge of the pharmaceutical and biotech industries to the Board of Directors.

Gary Sender was appointed as a member of our Board of Directors in October 2020 and has served as the Lead Independent Director of the Board of Directors since December 2021. Mr. Sender currently serves as the Chair of the Audit Committee of the Board of Directors and as a member of our Compensation Committee. Mr. Sender is a senior executive and board member with more than 25 years of financial leadership experience at both large, multi-national pharmaceutical and early-stage biotechnology companies. In March 2021, Mr. Sender retired as the Chief Financial Officer of Nabriva Therapeutics plc, a commercial-stage publicly traded biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. He held that position since May 2016. Prior to joining Nabriva, Mr. Sender was Executive Vice President and Chief Financial Officer of Synergy Pharmaceuticals Inc. from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as Senior Vice President of Finance of Shire Plc’s (“Shire”), a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. Prior to joining Shire, Mr. Sender served as the Chief Financial Officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co. Inc., a publicly traded pharmaceutical company. Mr. Sender currently serves on the Board of Directors of Schrodinger, Inc. and is the Chairman of their Audit and Compensation Committees. Mr. Sender also serves on the board of directors of Harmony Biosciences and is the Chairman of their Audit Committee and is a member on their Compensation Committee. Mr. Sender serves on the boards of Elucida Oncology and Gennao Bio — both privately held biotechnology firms. He is the Chairman of the Audit Committee of Elucida and Chairs both the Audit and Compensation Committees of Gennao. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. Mr. Sender is qualified to serve on publicly traded boards of directors because of his extensive finance and life sciences industry experience, Board experience as well as his demonstrated business acumen. Mr. Sender is qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii).

Mr. Sender’s experience as a board member and financial executive of both public and private companies in the life sciences industry and his management experience is valuable to the Board of Directors and the Company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our Common Stock is listed on the NYSE American LLC (“NYSE American”). Under the NYSE American listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the NYSE American listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors are independent, except Thomas Isett, due to his current position as Chief Executive Officer of our company. As a result, each of Dr. Linda W. Armstrong, Glenn Chang, William B. Clark, General (Ret.) James T. Hill, Dr. Alexandra Kropotova, Evert Schimmelpennink and Gary Sender, is deemed to be “independent” as that term is defined under the rules of the NYSE American.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this Proxy Statement entitled “Transactions with Related Persons, Promoters and Certain Control Persons — Certain Related-Person Transactions — Director Independence.”

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. During the year ended June 30, 2022, the Board of Directors had four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board of Directors may establish other committees to facilitate the management of our Company’s business, including ad hoc committees to address particular matters. The composition and functions of each standing committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NYSE American and the SEC, rules and regulations as further described below. The charters for the Audit, Compensation, Nominating and Corporate Governance and Science and Technology committees are available on our website at www.ibioinc.com. Information contained on or accessible through our website is not a part of this Proxy Statement and the inclusion of such website address in this Proxy Statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chair of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Science and Technology Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

			Nominating and	Science and
			Corporate	Technology
Name	Audit	Compensation	Governance	Committee
Thomas F. Isett*	—	—	—	—
General (Ret.) James T. Hill	—	Chair	—	—
Dr. Linda Armstrong	—	Member	—	Chair
Glenn Chang	Member	—	—	—
Dr. Alexandra Kropotova	—	—	Member	Member
Gary Sender**	Chair	Member	—	—
Evert Schimmelpennink	—	—	Chair	Member
William B. Clark	Member	—	Member	—

*	Mr. Isett serves as the Executive Chair of the Board of Directors
**	Mr. Sender serves as the Lead Independent Director of the Board of Directors

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the Company’s independent public accounting firm, monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, oversees the Company’s compliance with legal and regulatory requirements and provides an avenue for, and encourages open dialogue and communication among the independent registered public accounting firm, management and the Board of Directors. The Audit Committee monitors the qualifications and performance of the Company’s independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee charter is available on our website at www.ibioinc.com. The Audit Committee consists of three independent directors as determined by NYSE American listing standards: Gary Sender (Audit Committee Chair), Glenn Chang and William B. Clark. Messrs. Sender,

Chang and Clark are each qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii).

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board in the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, reviews and approves compensation plans, policies and programs intended to attract, retain and appropriately reward executive officers and other employees and reviews and approves incentive compensation and equity-based plans, including grants and or awards under such plans. The Compensation Committee also considers other matters as may, from time to time, be referred to them by our Board of Directors. The Compensation Committee has a charter which is available on our website at www.ibioinc.com. The members of the Compensation Committee are General (Ret.) James T. Hill (Compensation Committee Chair), Linda Armstrong and Gary Sender, all of whom are independent directors as determined by NYSE American listing standards.

The Compensation Committee has retained an independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist with evaluating compensation programs, practices, and governance. FW Cook provides the Compensation Committee with analysis and advice pertaining to the design of our executive and director compensation program, including competitive market analyses, explanation of current and developing best practices, and regulatory changes.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed to identify and recommend to the Board of Directors qualified candidates for election, nomination or appointment to the Board, to review and evaluate information available to it regarding candidates proposed by stockholders, to develop and recommend to the Board a set of corporate guidelines applicable to the Company and periodically review and update those guidelines as well as the charters for each of the committees of the Board and to oversee an annual evaluation of the Board and executive management to determine whether it and its committees are functioning effectively. The Nominating Committee has a charter which is available on our website at www.ibioinc.com. The Nominating and Corporate Governance Committee currently consists of three independent directors: Evert Schimmelpennink (Nominating and Corporate Governance Committee Chair), Dr. Alexandra Kropotova and William B. Clark.

Our directors take a critical role in guiding our strategic direction and oversee the management of our company. Candidates for the Board of Directors, including those candidates proposed by stockholders, are considered based upon various criteria and principles which the Nominating and Corporate Governance Committee, in consultation with the Executive Chairman and Chief Executive Officer develop. The set of criteria and principles are submitted to the Board of Directors for approval. The criteria and principles used includes, but is not limited to, a candidate’s broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, other time commitments and personal integrity and judgment.

The Board of Directors believes given the diverse skills and experience required to grow our company that the input of all members of the Nominating and Corporate Governance Committee is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. Further, the Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as our director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Whenever a new seat or a vacated seat on the Board of Directors is being filled, candidates that appear to best fit the needs of the Board of Directors and our Company are identified and unless such individuals are well known to the Board of Directors, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the full Board of Directors for their nomination to stockholders or election by the Board of Directors itself in the case of vacancies being filled. The Nominating and Corporate Governance Committee recommends a slate of directors for election at our annual meeting of stockholders. In accordance with NYSE American rules, the slate of nominees is approved by a majority of the independent directors. in evaluating an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term

In carrying out its responsibilities, the Board of Directors and the Nominating and Corporate Governance Committee will consider candidates suggested by stockholders. In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Bylaws. Suggestions for candidates by stockholders to be evaluated by the Nominating and Corporate Governance Committee must be sent to Secretary, iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807.

Science and Technology Committee

Our Science and Technology Committee is responsible for periodically reviewing and advising the Board of Directors on the Company’s strategic direction and investment in research and development and technology (“R&D”). The Science and Technology Committee oversees key aspects of our internal and external investments and identifying and discussing significant emerging terns and issues in the science and technology field that is pertinent to us and our business and considering the potential impact of such developments on our Company. The Science and Technology Committee is comprised of Dr. Linda Armstrong (Science and Technology Chair), Dr. Alexandra Kropotova and Evert Schimmelpennink.

Board Leadership Structure

Our President and Chief Executive Officer, Mr. Isett, also serves as the Executive Chair of our Board of Directors. Effective December 2021, the Board of Directors appointed Gary Sender as the Lead Independent Director. The Lead Independent Director is responsible for facilitating communication with the Chair of the Board of Directors and management, to organize the activities of the other non-executive directors, to enhance governance processes, approves of provision of information to the Board of Directors, is available for consultation and direct communication with shareholders and serves such other duties and responsibilities as the Board of Directors may determine and pursuant to the Lead Independent Director Charter. We believe the combination of Mr. Isett as our Executive Chair of the Board of Directors and an independent director as our Lead Independent Director is an effective structure for our Company. The division of duties and the additional avenues of communication between the Board of Directors and our management associated with this structure provide the basis for the proper functioning of our Board of Directors and its oversight of management.

Our Chair, when present, presides over all meetings of our Board of Directors. We believe this leadership structure is appropriate for our Company at this time because (1) of our size, (2) of the size of our Board of Directors, (3) our Chief Executive Officer is responsible for our day-to-day operation and implementing our strategy, and (4) discussion of developments in our business and financial condition and results of operations are important parts of the discussion at meetings of our Board of Directors and it makes sense for our Chief Executive Officer to chair those discussions.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

●	Our Board of Directors’ review and approval of our business strategy, including the projected opportunities and challenges facing our business;
●	At least quarterly review of our business developments and financial results;
●	Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent registered public accountants regarding the quality and adequacy of our internal controls and financial reporting; and

●	Our Board of Directors’ review and recommendations regarding our executive officer compensation and its relationship to our business objectives and goals.

Meetings of the Board of Directors and Committees

During the fiscal year ended June 30, 2022, our Board of Directors held five meetings in person or by telephone. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee held five, six, five and five meetings, respectively in person or by telephone. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which such director serves. With the exception of John McKey, all of our directors at that time attended the 2021 Annual Meeting of Stockholders via telephone conference or in person.

Although we do not have a policy with regard to attendance of members of the Board of Directors at our annual meetings of stockholders, all of the directors are encouraged to attend such meetings.

Stockholder Communications with the Board of Directors

Interested parties may communicate with the Board of Directors or specific members of the Board of Directors, including the independent directors and the members of the Audit Committee or any other committee of the Board of Directors, by submitting correspondence addressed to the Board of Directors of iBio, Inc. c/o any specified individual director or directors at 8800 HSC Parkway, Bryan, Texas, 77807. Any such correspondence will be forwarded to the indicated directors. All communications received will be opened by the office of our Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in iBio for review and possible response.

Code of Ethics

We have adopted a written code of business conduct and ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to all of our employees, including our Chief Executive Officer, a copy of which can be found on our website at www.ibioinc.com. If we make any waivers or substantive amendments to the code of ethics that are applicable to our principal executive officer or our Chief Financial Officer, we will disclose the nature of such waiver or amendment in a Current Report on Form 8-K in a timely manner. No waivers from any provision of our policy have been granted.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended June 30, 2022, the Company believes that all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis.

Prohibitions on Hedging and Pledging

The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities:

●	trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans);
●	purchases of Company securities on margin;
●	short sales of the Company’s securities; and
●	buying or selling puts or calls on Company securities.

None of our directors or named executive officers or other executive officers has currently pledged any Company securities.

To date, the Board has not approved any exceptions for hedging transactions and does not currently anticipate any situation where it would do so in the future.

DIRECTOR COMPENSATION FOR 2022 FISCAL YEAR

Compensation for our non-employee directors had historically consisted of a grant of stock options vesting over a three-year period and additional cash compensation. In October 2020, following a review by the independent consultant to the Compensation Committee, we adopted a non-employee director compensation policy described below. Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during the year ended June 30, 2022.

					(f)
					Change in
					Pension Value
	(b)			(e)	and
	Fees		(d)	Non-Equity	Nonqualified
	Earned	(c)	Option	Incentive	Deferred	(g)
	or Paid	Stock	Awards	Plan	Compensation	All Other		(h)
	in Cash	Awards	(1) (2)	Compensation	Earnings	Compensation		Total
(a) Name	($)	($)	($)	($)	($)	($)		($)

General (Ret.) James T. Hill	$62,658	—	$65,304	$—	—	—		$127,962
Glenn Chang	$48,000	—	$65,304	$—	—	—		$113,304
Dr. Linda W. Armstrong	$59,000	—	$65,304	$—	—	—		$124,304
Dr. Alexandra Kropotova	$52,167	—	$65,304	$—	—	—		$117,471
Gary L. Sender	$74,833	—	$65,304	$—	—	—		$140,137
Evert B. Schimmelpennink	$57,500	—	$65,304	$—	—	—		$122,804
William Clark(3)	$50,008	—	$173,573	$—	—	—		$223,581
William McKey(4)	$34,167	—	$65,304	$—	—	—		$99,471
Robert Kay(5)	$—		$—	$—	—	$92,692	(6)	$92,692

Total:	$438,333	—	$630,701	$—	—	$92,692		$1,161,726

(1)	This column reflects the aggregate fair value of the option awards granted during the year ended June 30, 2022 computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. The value assumption used in determining such amounts are described in Note 19 to our consolidated financial statements included in our Annual Report on form 10-K for the year ended June 30, 2022.
(2)	The aggregate number of post reverse split stock options outstanding for each non-employee director was as follows as of June 30, 2022: Gen. Hill 7,830 (5,650 vested), Mr. Chang 8,010 (5,830 vested), Mr. McKey 8,130 (8,130 vested), Mr. Kay 30,300 (30,300 vested), Dr. Armstrong 8,360 (4,402 vested), Dr. Kropotova 8,360 (4,402 vested), Mr. Sender 8,360 (4,402 vested), Mr. Schimmelpennink 8,360 (3,513 vested) and Mr. Clark 8,360 (3,291 vested).
(3)	Mr. Clark was appointed as a director on August 23, 2022
(4)	Upon Mr. McKey’s death on March 28, 2022, all options became fully vested and expire one year after his death.
(5)	Upon Mr. Kay’s death on March 10, 2022, all options became fully vested and expire one year after his death.

Non-Employee Director Compensation Policy

In October 2020, we adopted a non-employee director compensation policy, which provides for both cash compensation and equity compensation to non-employee directors. In November 2021, we revised our director compensation to align with the peer median for committee Chair cash retainers an 25Th percentile for committee members. Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of each committee receives an additional cash retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The cash retainers to be paid to non-employee Directors for service on the Board of Directors and for service on each committee of the Board is as follows:

	Member	Chair
	Annual	Annual
	Service	Service
	Retainer	Retainer
Board	$40,000	$15,000	*
Audit Committee	$8,250	$20,000
Compensation Committee	$6,000	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Committee	$8,250	$20,000

*	Represents the fee for the Lead Independent Director

Upon initial election to the Board, each new non-employee director receives a one-time grant of an option to purchase 4,000 post reverse stock split shares of Common Stock vesting over 36 months. In addition, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on the Board of Directors will receive options to purchase shares of Common Stock equal to 0.05% of the Common Stock outstanding on such date, vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholders. Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at Board of Directors and committee meetings.

Vote Required

A plurality of the shares present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors will be required to elect Board of Director nominees. Abstentions, withheld votes and broker non-votes, if any, are not votes cast and will have no effect on the election of directors. Provided that a quorum is present, the two (2) nominees receiving the two (2) highest number of affirmative votes cast at the 2022 Annual Meeting will be the elected as our directors. Stockholders cannot vote for a greater number of persons than the number of nominees named. The cumulation of votes in the election of directors is not permitted.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-LISTED NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed CohnReznick LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending June 30, 2023. iBio is asking its stockholders to ratify the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

A representative of CohnReznick LLP is expected to be present either virtually or via teleconference at the 2022 Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of shares having a majority of the votes cast by the holders of the shares present or represented and voting at the 2022 Annual Meeting will be required to approve the ratification of the appointment of iBio’s registered public accounting firm for the fiscal year ending June 30, 2023. Abstentions and broker non-votes, if any (although no broker non-votes are expected to exist in connection with this Proposal since this is a routine matter for which brokers that vote at the 2022 Annual Meeting may vote in their discretion if beneficial owners of our stock do not provide voting instructions to the brokers) are not votes cast and will have no effect on the vote for the proposal. Ratification of the appointment of CohnReznick LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2022 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of iBio reviewed and discussed iBio’s audited consolidated financial statements as of and for the year ended June 30, 2022 with the management of iBio and CohnReznick LLP, iBio’s independent registered public accounting firm. Further, such Audit Committee discussed with CohnReznick LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of iBio’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from CohnReznick LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to CohnReznick LLP’s independence from iBio, and has discussed with CohnReznick LLP its independence from iBio. The Audit Committee has concluded that the independent registered public accounting firm is independent from iBio and its management. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of iBio’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of iBio’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee of the Board of Directors approved, that iBio’s audited consolidated financial statements for the year ended June 30, 2022 and management’s assessment of the effectiveness of iBio’s internal control over financial reporting be included in iBio’s Annual Report on Form 10-K for the year ended June 30, 2022, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the year ending June 30, 2023.

Submitted by the Audit Committee of the Board of Directors.

Gary Sender (Chair)
Glenn Chang
William D. Clark

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of iBio, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents the aggregate fees including expenses billed to us for the years ended June 30, 2022 and 2021 by our auditors:

	Year ended	Year ended
	June 30,	June 30,
	2022	2021

Audit fees and expenses(1)	$299,833	$192,040
Taxation preparation fees	—	—
Audit related fees	37,700	140,000
Other fees	—	—
Total fees	$337,533	$332,040

(1)

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid CohnReznick for professional services for the audit of our financial statements included in our Annual Reports on Form 10-K, review of our financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, consents, comfort letters and assistance with and review of our documents filed with the SEC. Audit-related fees are assurance related services that are not required by statute or regulation and include the issuance of comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As previously reported, in an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers held at our 2019 Annual Meeting of Stockholders held on March 5, 2020, 19,620,121 shares voted for one year, 401,239 shares voted for two years, 1,375,411 shares voted for three years, and there were 609,490 abstentions and 19,004,994 broker non-votes.

SEC regulations state that we must hold these votes on frequency at least once every six years. In light of these voting results and other factors, our Board of Directors determined that we will hold an annual advisory vote on the compensation of our named executive officers. We will continue to hold annual advisory votes unless the Board of Directors modifies its policy following the next non-binding, advisory vote on the frequency of say-on-pay votes.

Our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2022 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2022, and the other related tables and disclosures).”

The Say-on-Pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of holders of shares of stock having a of a majority of the votes cast by the holders of the shares present or represented and voting at the 2022 Annual Meeting is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions are not votes cast and will have no effect on the foregoing vote. Broker non-votes are not votes cast and therefore will not affect the outcome of this Proposal.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION

Introduction

This Compensation Discussion and Analysis section (CD&A) discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table,” who are referred to as our named executive officers (NEOs). For fiscal 2022, our NEOs are:

●	Thomas F. Isett, our Executive Chairman and Chief Executive Officer
●	Robert Lutz, our Chief Financial Officer
●	Dr. Martin B. Brenner, our Chief Scientific Officer

Compensation Philosophy

At iBio we want employees to share in the success of the Company while being challenged and motivated to perform to the best of their abilities. The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against pre-established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in our industry, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation but views each element as related but distinct.

Say on Pay and Compensation Roadmap

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2021 annual stockholder meeting, approximately 74% of the “say on pay” votes cast were in favor of the compensation of the Company’s NEOs in fiscal 2021.

In light of our evolving business strategy and taking into consideration the results of the 2021 “say on pay” vote, our compensation roadmap has developed (and continues to develop) to reflect best compensation practices and investor feedback. A few highlights of the evolution of our pay program are as follows:

	Fiscal 2021	Fiscal 2022
CEO Contract

Updated CEO employment agreement removed legacy obligations; in partial consideration and as a part of a market-based pay program, CEO received an increased salary level, an option grant (in fiscal 2021), and a performance-based restricted stock unit grant (in fiscal 2022)

CEO is party to a market-based employment contract without legacy contractual obligations and will participate in annual cycle equity grants
Annual Incentive Plan	Annual incentive plan includes goal-driven framework for determining payout	Annual cash incentive plan is formulaic, with pre-defined goals and payout levels

	Fiscal 2021	Fiscal 2022
Equity Grant Process	Developed process for determining equity awards	Implemented formal equity grant process; NEOs received first annual cycle equity awards
Recoupment Policy	Adoption of a recoupment policy within the 2020 Plan	Recoupment policy within the 2020 Plan
Pay Disclosure	The disclosure in this year’s proxy has been expanded to include a detailed Compensation Discussion & Analysis	Continued to provide fulsome disclosure regarding our executive pay program

Positive Pay Practices

In addition, the following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:

What We Do	What We Don’t Do
✓ Grant compensation that is primarily at-risk and variable	× Allow hedging or pledging of Company stock

✓ Subject short-term incentive compensation to measurable and rigorous goals	× Stock plan prohibits repricing of stock options without shareholder approval

✓ Use an independent compensation consultant	× Provide excessive perquisites

✓ Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	× Provide supplemental executive retirement plans

✓ Structure compensation to avoid excessive risk taking	× Pay tax gross-ups on a change in control

✓ Provide competitive compensation that is compared against an industry peer group	× Provide “single trigger” change in control payments

✓ Have a recoupment policy	× Provide excessive severance benefits

Compensation Evaluation Processes

The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Independent Consultant; Peer Group and Benchmarking

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In August 2020, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent advisor to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For fiscal 2022, the Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of the NYSE and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

In January 2022, FW Cook assisted the Compensation Committee in selecting a peer group of 16 companies for purposes of benchmarking our executive compensation program. The companies included in the peer group are in the pharmaceutical, biotechnology or life sciences industry, had a market cap within a targeted range of our market cap, had common business characteristics with us, and are our business and/or labor market competitors. At the time the peer group was approved, we had a market cap positioned at the 28th percentile of the peer group (based on peer 2021 average market caps). The approved peer group consisted of the following companies:

Agenus	Dynavax Technologies	Savara
Arcturus Therapeutics	NightHawk Biosciences	Sorrento Therapeutics
CEL-SCI	Karyopharm	Sutro Biopharma
Corbus	MediciNova	Y-mAbs Therapeutics
CytomX Therapeutics	Morphic	ZIOPHARM Oncology
Dyadic

Arcus Biosciences, ChemoCentryx and Novavax were removed from the prior peer group as they were no longer size-relevant; and, NightHawk Biosciences was added due to its similar business focus, size-relevance, and use as a peer by our investors.

The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

Elements of Executive Compensation

Direct compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term equity incentives.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually. Base salaries for the NEOs for fiscal 2022 and were unchanged from fiscal 2021.

FY2022 Base
Salary
($)
Thomas F. Isett	$650,000
Robert Lutz	$425,000
Dr. Martin B. Brenner	$405,000

Annual Cash Incentive Bonuses

The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. Fiscal 2022 reflected the transition to a formulaic plan.

The target annual incentive bonuses in fiscal 2022 were as follows in the table below. Mr. Isett’s bonus target percentage was unchanged from fiscal 2020. The bonus target percentages for Mr. Lutz and Dr. Brenner were set in connection with the negotiation of their employment agreements during fiscal 2021 and were pro-rated for the portion of the year they served the Company. Actual bonuses were determined based on the Compensation Committee’s assessment of performance.

		FY2022
		Bonus
		Target	FY2022 Target
	FY2022 Base	(as % of	Bonus,
	Salary	Base	Annualized
	($)	Salary)	($)
Thomas F. Isett	$650,000	60%	$390,000
Robert Lutz	$425,000	40%	$170,000
Dr. Martin B. Brenner	$405,000	40%	$162,000

2022 Annual Cash Incentive Plan Framework and Outcomes

Category	Goal	Weight	Achievement

New Product Development	Create multiple opportunities to become a clinical stage company before the third quarter of fiscal 2023	55%	Slightly exceeded target (110%)

New Product Development	Increase numbered programs in pipeline	20%	Exceeded target (150%)

Financial	>$35.7M cash or cash equivalent at fiscal year end	25%	Exceeded target with an outcome of $39.6M cash or cash equivalent at fiscal year end (105%)

Payouts could be earned at up to 150% of target, based on actual performance. Due to certain optional goals were not met, the Board of Directors used its discretion to reduce the overall achievement amount. Final payouts for the NEOs were approved at 100% of target.

Long-Term Equity Incentives

Our primary long-term incentive compensation vehicle is stock options; however, as discussed further below, in fiscal 2022 we made a grant of performance-based restricted stock units to our CEO. The number of equity awards granted is based on the executive’s position, the executive’s performance in the prior year (if applicable), the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group, including awards granted as a percent of outstanding shares when recommending equity awards for executive officers.

We grant options based on our belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote our Company culture. The option grants made in fiscal 2022 vest 25% on the first anniversary of the grant date, and quarterly thereafter over the next three years. The Compensation

Committee believes that stock options are inherently performance-based, incentivize employees to make decisions that support long-term success, and are appropriate and advantageous for the following additional reasons:

●	Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.
●	Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price (determined as of the date of grant).
●	The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.
●	Stock options are well understood and help attract and retain employees who contribute to the Company.

Pursuant to his employment agreement, in early fiscal 2022, in addition to annual cycle stock options, Mr. Isett is entitled to receive a grant of performance-based restricted stock units. The units will be eligible to vest one-third on each of the first three anniversaries of the grant date, contingent on achievement of regulatory milestones. The performance-based restricted stock units were to be granted in partial consideration of the elimination of the uncapped transaction bonus to which Mr. Isett was entitled pursuant to his prior employment agreement.

All of the annual cycle equity grants in fiscal 2022 were made in time-based stock options.

Additional Policies and Benefits

Equity Grant Policies. Executives’ stock options are granted with an exercise price based on the fair market value on the date of grant. Equity grants to executives currently are made pursuant to our 2020 Omnibus Incentive Plan. We do not coordinate the grant of equity awards to the timing of releases of material non-public information.

Restrictions on Hedging or Pledging. The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities: trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans); purchases of Company securities on margin; short sales of the Company’s securities; and buying or selling puts or calls on Company securities.

Recoupment Policy. With respect to any awards (cash or equity) granted under our 2020 Omnibus Incentive Plan, to the extent that the recipient receives any amount in excess of the amount that the recipient should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the recipient may be required to repay any such excess amount to the Company at the discretion of the Board of Directors or Compensation Committee.

Post-employment Compensation. Our NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Employment Agreements.” These severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend or add to these benefits. Mr. Isett is also entitled to reimbursement for certain car expenses, in addition to up to a maximum of $500 per month for the cost of any life insurance policy he procures while he remains employed by the Company and up to $2,000 per month toward the cost of any long-term disability policy he procures while he remains employed by the Company.

Tax and Accounting Considerations. The Compensation Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Deductibility of Executive Compensation. Section 162(m) of the Code denies a publicly traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options and restricted stock units, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below are the executive officers of the Company who do not serve as directors, including their ages, their positions with our company and a brief biographical description.

Below is certain information regarding our current executive officers who are not serving as directors.

			Served as an
Name	Age	Position	Officer Since
Robert Lutz	53	Chief Financial Officer	March 2021
Dr. Martin B. Brenner	52	Chief Scientific Officer	January 2021

Robert Lutz has served as our Chief Financial Officer since March 2021. Previously, Mr. Lutz served as the Chief Financial Officer of Strongbridge Biopharma plc (“Strongbridge”), a global, commercial-stage biopharmaceutical company, since September 2019. He previously served as the Chief Business Officer of Strongbridge from October 2014 to September 2019. Prior to joining Strongbridge, Mr. Lutz worked from December 2004 to April 2014 at Shire Plc, a publicly traded specialty biopharmaceutical company prior to being purchased by Takeda Pharmaceutical Company Ltd., where he most recently served as Vice President and held key leadership positions in the Specialty Pharmaceutical division. Prior to Shire Plc, Mr. Lutz worked in a variety of roles, including Vice President of Finance, for Cinergy Corp., an electric and gas utility company. Mr. Lutz also worked as a Senior Analyst at Alan B. Slifka and Co., a hedge fund, after having started his career at Goldman Sachs Group Inc., where he served as a Financial Analyst in its principal investment area. He holds a B.A. in economics and computer science from Amherst College and an M.B.A. from the Kellogg School of Management.

Dr. Martin B. Brenner has a strong history of success heading drug discovery and development teams at several of the world’s leading pharmaceutical companies, including AstraZeneca (“AstraZeneca”), Eli Lilly and Company (“Lilly”), Pfizer Inc.(“Pfizer”), and Merck Research Laboratories (“Merck Research Labs”). Most recently, Dr. Brenner served as Senior Vice President, Chief Scientific Officer of Pfenex Inc. from March 2019 until its acquisition by Ligand Pharmaceuticals Incorporated in October 2020. From 2017 to 2018, Dr. Brenner served as Chief Scientific Officer at Recursion Pharmaceuticals, Inc., a biotechnology company. From 2016 to 2017, Dr. Brenner served as Vice President and Head of Research and Early Development at Stoke Therapeutics, Inc., a biotechnology company. From 2013 to 2016, Dr. Brenner served as Executive Director, Diabetes & NASH, and Chair of Diabetes & NASH Early Discovery Unit at Merck Research Lab. From 2012 to 2013, Dr. Brenner served as Senior Director, Head of Bioscience, CVMD at AstraZeneca. From 2009 to 2012, Dr. Brenner served as an Associate Research Fellow for the Diabetes Prevention and Remission Group at Pfizer. From 2003 to 2009, Dr. Brenner served as Senior Research Scientist for the Diabetes Drug Hunting Team at Lilly. Dr. Brenner holds a Ph.D. in Pharmacology from the Veterinary School of Hannover in Hannover, Germany a DVM from Veterinary School of Ludwig-Maximilians-University in Munich, Germany.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information as to compensation paid to or earned by our executive officers during the years ended June 30, 2022 and 2021 whose total compensation did exceed $100,000. The persons listed in the following table are referred to herein as the “named executive officers.”

	Fiscal			Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonuses	Awards(1)	Award(s)(1)	Compensation		Total
Thomas F. Isett(2)	2022	$650,000	$390,000	[ ]	$2,012,464		$16,250	$3,068,714
Executive Chairman, Chief Executive Officer and President	2021	$526,090	$759,500		$3,539,622		$14,500	$4,839,712

Robert Lutz(3)	2022	$425,000	$170,000		$541,348		$21,574	$1,157,922
Chief Financial Officer	2021	$133,796	$60,000	$331,760	$432,172	$		$957,728

Martin Brenner(4)	2022	$405,000	$162,000		$757,887		$11,302	$1,336,189
Chief Scientific Officer	2021	$177,955	$198,000		$638,327	$		$1,014,282

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. The value assumption used in determining such amounts are described in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022.
(2)	During fiscal year 2022, Mr. Isett received a fiscal year 2022 annual bonus of $390,000 paid in September 2022. All Other Compensation for 2022 includes $16,250 for Company contributions to a Company sponsored qualified retirement plan. Does not include compensation paid to Kendra Isett, the wife of Mr. Isett, an employee of the Company. See “Transactions with Related Persons, Promoters and Certain Control Persons” below for additional information.
(3)	Mr. Lutz was appointed Chief Financial and Business Officer effective March 4, 2021. During fiscal year 2022, Mr. Lutz received an annual bonus of $170,000 paid in September 2022. In fiscal year 2021, Mr. Lutz received a $60,000 fiscal year 2021 pro-rated annual bonus paid in August 2021.
(4)	Dr. Brenner was appointed Chief Scientific Officer effective January 18, 2021. During fiscal year 2022, Dr. Brenner received an annual bonus of $162,000 paid in September 2022. In fiscal year 2021, Dr. Brenner received a $120,000 signing bonus and a $78,000 fiscal year 2021 pro-rated annual bonus paid in August 2021.

Outstanding Equity Awards at Fiscal Year-End (June 30, 2022)

The following table provides information about the number of post reverse stock split outstanding equity awards held by each of our named executive officers as of June 30, 2022:

Option Awards						Stock Awards
							Equity
							Incentive
							Plan
							Awards:
						Equity	Market
						Incentive	or
						Plan Awards:	Payout Value
	Number of	Number of				Number	of
	Securities	Securities				of	Unearned
	Underlying	Underlying				Unearned	Shares
	Unexercised	Unexercised	Option	Option	Option	Shares That	That
	Options	Options	Exercise	Grant	Expiration	Have Not	Have Not
Name	(Exercisable)	(Unexercisable)	Price	Date	Date	Vested	Vested
Thomas F. Isett	2,000	—	$22.50	04/01/19	04/01/29	—	—
Thomas F. Isett(1)	29,250	9,750	$22.50	04/21/20	04/21/30	—	—
Thomas F. Isett(2)	30,000	90,000	$34.25	04/30/21	04/30/31	—	—
Thomas F. Isett(2)	20,000	60,000	$29.25	09/23/21	09/23/31	—	—

Robert Lutz(2)	4,375	9,625	$35.75	03/04/21	03/04/31	—	—
Robert Lutz(3)	—	—	—		—	6,187	40,213
Robert Lutz(2)	—	20,000	$31.50	08/23/21	08/23/31	—	—

Martin Brenner(2)	6,250	13,750	$36.757	01/18/21	01/18/31	—	—
Martin Brenner(2)	—	28,000	$31.50	08/23/21	08/23/31	—	—

(1)	The options were granted on April 21, 2020 and vest pro rata on a monthly basis over 36 months commencing on March 10, 2020, the date of the Original Isett Agreement (as defined below).
(2)	The options vest twenty-five percent on the first anniversary of the grant dates and then pro-rata on a quarterly basis thereafter.
(3)	The RSUs vest one third on each of the one, two and three year anniversary of the grant date.

Employment Agreements

Employment Offer Letters, Severance and Change in Control Arrangements in Effect During Fiscal Year 2022

We have entered into employment agreements with our executive officers, the material terms of which are set forth below.

Thomas F. Isett

On April 30, 2021, we entered into a new employment agreement, dated as of April 30, 2021, with Thomas F. Isett, our Chief Executive Officer (the “New Employment Agreement”) in order to further enhance corporate governance and better align its compensation arrangements with current best practices. The New Employment Agreement, which was approved by our Compensation Committee, replaces in its entirety the Amended and Restated Executive Employment Agreement, dated as of April 21, 2020, by and between Mr. Isett and us (the “Prior Agreement”) and removed certain legacy contractual obligations, including an uncapped transaction bonus of 4.5% to be paid in connection with a Change of Control (as defined in the Prior Agreement), which were not viewed by our Compensation Committee as best governance practices or as being aligned with our goals.

Pursuant to the terms of the New Employment Agreement, Mr. Isett serves as our Chief Executive Officer for a term of two years, subject to extensions for one-year periods. Mr. Isett receives an annual base salary of $650,000 and he is eligible to receive a target bonus of 60% of his base salary based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

In addition, pursuant to the terms of the New Employment Agreement, we issued Mr. Isett an award of nonqualified stock options to purchase 120,000 post reverse stock split shares of the Common Stock (the “Option Shares”), which were issued pursuant to our 2020 Omnibus Equity Incentive Plan (the “Plan”). The Option Shares vest as follows: 25% of the Option Shares granted will vest on the one-year anniversary of the grant date and after the one-year anniversary of the grant date, 6.25% of the Option Shares will vest for each additional three (3) months of employment, subject to the conditions of the Plan and the stock option grant agreement. The New Employment Agreement also provided that the Compensation Committee would establish certain performance criteria and thereafter Mr. Isett would receive a grant of 200,000 post reverse stock split performance restricted stock units (“RSUs”), which would also vest subject to achievement of pre-defined performance criteria to be established by the Compensation Committee. To date, the criteria have not been finalized.

Mr. Isett is also entitled to continue to receive certain benefits that he is currently entitled to under the Prior Agreement (participation in our standard benefit plans, reimbursement for certain car expenses, continuing education expenses, directors and officers liability insurance, relocation expenses) in addition to up to a maximum of $500 per month for the cost of any life insurance policy procured by Mr. Isett while he remains employed by us and up to $2,000 per month toward the cost of any long term disability policy procured by Mr. Isett while he remain employed by us.

Under the terms of the New Employment Agreement, if we and Mr. Isett mutually agree to terminate Mr. Isett’s employment, he is entitled to receive (i) accrued and unpaid base salary; (ii) any unreimbursed expenses; (iii) any earned but unpaid annual bonus from a prior fiscal year; and (iv) any amounts payable under any of our benefit plans in which Mr. Isett was a participant in accordance with applicable law and the terms of those plans (“Standard Termination Benefits”).

If we terminate Mr. Isett’s employment without Cause (as defined in the New Employment Agreement), provided he executes and does not revoke a separation agreement in a form mutually acceptable to the parties, he is entitled to receive, in addition to the Standard Termination Benefits, (i) an amount equal his base salary for twenty-four (24) months; (ii) an amount equal to a pro rata share of his target bonus for the fiscal year in which his separation occurs; (iii) an amount equal to the target bonus for the twenty-four (24) month severance period; and (iv) provided that he elects continuation coverage for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will pay the full cost of this benefit for up to eighteen (18) months or if he has not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we shall provide him with a lump sum cash payment equal to six times the monthly amount paid by us for the COBRA subsidy.

If Mr. Isett’s employment is terminated by us without Cause within twelve (12) months after a “Change in Control,” as defined in the Plan, or if Mr. Isett terminates his employment with the Company for Good Reason (as defined in the New Employment Agreement) within twelve (12) months after a “Change of Control”, provided he executes and does not revoke a separation agreement in a form acceptable to the parties, he is entitled to receive in addition to the Standard Termination Benefits, (i) a lump sum payment equal to twenty-four (24) months of his then current base salary; (ii) an amount equal to a pro rata share of any target bonus for the fiscal year in which his separation occurs; (iii) vesting of any unvested time-based equity awards held by him at such time; (iv) an amount equal to two hundred percent (200%) of his target bonus for the year of employment termination; and (v) provided he elects continuation coverage for health insurance under COBRA, the Company will pay the full cost of this benefit for up to eighteen (18) months, and if he has not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we shall provide him with a lump sum cash payment equal to six (6) times the monthly amount paid by us for the COBRA subsidy. The New Employment Agreement also contains certain restrictive covenants including confidentiality provisions, a non-compete, non-disparagement and non-solicitation provisions as well as assignment of inventions.

Robert Lutz

On February 15, 2021, we entered into an employment agreement (the “Lutz Employment Agreement”) with Robert Lutz to serve as our Chief Financial Officer. The Lutz Employment Agreement became effective on March 4, 2021 (the “Lutz Effective Date”).

Mr. Lutz is entitled to an annual base salary of $425,000. Mr. Lutz is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and the performance of the Company during the prior fiscal year.

The Lutz Employment Agreement also provided for an initial grant of options to purchase 14,000 post reverse stock split shares of the Company’s common stock (the “Lutz Option”) to Mr. Lutz pursuant to the 2020 Plan, as amended”), with an exercise price at the fair market value on the date of grant, as determined by the s Board of Directors. The Lutz Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement thereunder. Mr. Lutz also received an initial grant of 9,280 post reverse stock split RSUs. Such RSUs vest in even increments on the first three anniversaries of the grant date, subject to the 2020 Plan and the RSU grant agreement. Mr. Lutz will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants.

Mr. Lutz may participate in benefit plans for which he is eligible as may be established from time to time by us for its executive employees, including the cost of medical and dental benefits provided to Mr. Lutz and his family as well as paid time off. We also provide Mr. Lutz with directors’ and officers’ liability insurance.

Dr. Martin B. Brenner

On December 23, 2020, we entered into an employment agreement (the “Brenner Employment Agreement”) with Dr. Martin Brenner to serve as our Chief Scientific Officer. The Brenner Employment Agreement became effective on January 18, 2021 (the “Brenner Effective Date”).

Dr. Brenner is entitled to an annual base salary of $405,000. He also received a signing bonus of $120,000. Dr. Brenner is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

The Brenner Employment Agreement also provided for an initial grant of options to purchase 20,000 post reverse stock split shares of our Common Stock (the “Brenner Option”) to Dr. Brenner pursuant to the 2020 Plan, with an exercise price at the fair market value on the date of grant, as determined by our Board of Directors. The Brenner Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement. Dr. Brenner will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants. We also provide Dr. Brenner with directors’ and officers’ liability insurance.

Brenner and Lutz Employment Agreement Termination Provisions

Each of Dr. Brenner’s and Mr. Lutz’s employment is on an “at will” basis and may be terminated at any time by each of them or us. If any of their employment is terminated for “Cause” (as defined in their respective employment agreements), they are entitled to receive their accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination date. If we terminate any of their employment for reasons other than for “Cause” or due to death or disability, then we are required to pay the accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination/separation date and provided, that the terminated employee executes and does not revoke a separation agreement in form acceptable to use, he will receive (1) an amount equal to his base salary for nine months, (2) a pro rata share of any bonus earned by him during our fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, and (3) payment of the full amount of all premiums for continued health benefits (including COBRA) under our health plans for a period of nine (9) months following the termination.

If Dr. Brenner’s or Mr. Lutz’s employment is terminated without Cause within twelve (12) months after a Change of Control (as defined in our equity incentive plan), or if either of them terminates his employment with us for “good reason”, provided he executes and does not revoke a separation agreement in a form acceptable to us, they each will receive: (1) an amount equal to his base salary for twelve months, (2) an amount equal to the target bonus for which he would have been eligible during our fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, (3) immediate vesting of 100% of any unvested time-vested equity awards held by him at such time, and (4) payment of the full amount of all premiums for continued health benefits (including COBRA) under our health plans for a period of twelve (12) months following the termination.

Dr. Brenner and Mr. Lutz each has agreed to assign to us all of his rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in the employment agreements) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with us and has agreed to certain non-compete and non-solicitation terms.

OTHER INFORMATION REGARDING THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of October 21, 2022, with respect to the beneficial ownership of our Common Stock by each of the following:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

As of October 21, 2022, we had 9,006,583 shares of Common Stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of profits interest units, warrants or other rights that are either immediately exercisable or exercisable on or before October 21, 2022, which is approximately 60 days after the date of this Proxy Statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each of the individuals and entities listed in this table is c/o iBio, Inc., 8800 HBC Parkway, Bryan, Texas.

	Number of shares	Percentage of
	(pro forma)	shares
	beneficially	beneficially
Name and address of beneficial owner	owned(1)	owned(1)

Named Executive Officers and Directors:			%
Dr. Linda Armstrong(2)	7,249	*	%
Dr. Martin B. Brenner(3)	17,500	*	%
Glenn Chang(4)	8,059	*	%
William D. Clark(5)	6,138	*	%
General (Ret.) James T. Hill(6)	7,890	*	%
Thomas F. Isett(7)	128,083	1.4%
Dr. Alexandra Kropotova(8)	7,249	*	%
Robert Lutz(9)	14,483	*	%
Evert Schimmelpennink(10)	6,360	*	%
Gary Sender(11)	7,249	*	%
All current executive officers and directors as a group (10 persons)	210,260	2.38%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. On October 21, 2022, there were 9,006,583 shares of Common Stock outstanding. Shares of Common Stock issuable under stock options that are exercisable within 60 days after October 21, 2022 are deemed outstanding and are included for purposes of computing the number of shares owned and percentage ownership of the person holding the option but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 7,249 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 1,111 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(3)	Includes 17,500 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 30,500 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(4)	Includes 8,010 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022.
(5)	Includes 6,138 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 2,222 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(6)	Includes 7,830 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022.
(7)	Includes 116,083 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 124,917 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(8)	Includes 7,249 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 1,111 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(9)	Includes 12,375 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 21,625 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(10)	Includes 6,360 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 2,000 shares of Common Stock underlying stock options that will vest after December 20, 2022.
(11)	Includes 7,249 shares of Common Stock underlying options that will vest within 60 days of October 21, 2022. Does not include 1,111 shares of Common Stock underlying stock options that will vest after December 20, 2022.

Equity Compensation Plans

The following table provides information regarding the status of stock compensation plans at June 30, 2022:

Number of
Options
Available for
Future
	Number of		Issuance
	Shares of		Under
	Common		Equity
	Stock to be	Weighted-	Compensation
	Issued	Average	Plans
	Upon Exercise	Exercise Price	(excluding
	of	of	securities
	Outstanding	Outstanding	reflected in the
	Options	Options	previous columns)

Equity compensation plan approved by stockholders	621,806	$30.00	658,194
Equity compensation plans not approved by stockholders	—	—	—
Total	621,806	$30.00	658,194

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Pursuant to our charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions” as required by of NYSE American Rule 4350(h). For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

The following is a summary of transactions since July 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement “2021 Director Compensation” and “Executive Compensation.”

Review, Approval and Ratification of Transactions with Related Persons

The general policy of iBio, Inc. and our audit committee is that all material transactions with a related-party and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our audit committee and its independent members, which will determine whether such transactions or proposals are fair and reasonable to our company and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our audit committee at our audit committee’s meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our audit committee with respect to each issue under consideration and decisions will be made by our audit committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our audit committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors. Our policies and procedures regarding related-party transactions are set forth in our Audit Committee Charter and Code of Business Conduct and Ethics, both of which are publicly available on our website at www.ibioinc.com under the heading “Investors—Corporate Governance.”

Director Independence

Our Board of Directors has determined that Messrs. Chang, Sender, and Clark, and General (Ret.) Hill, Dr. Linda W. Armstrong, Dr. Alexandra Kropotova and Mr. Schimmelpennink are each “independent directors” as such term is defined in Section 803 of the NYSE American Company Guide.

Policies and Procedures for Related Person Transactions

The policy we have implemented is that our Board of Directors is to review with management and our independent registered public accounting firm any related party transactions brought to the board’s attention which could reasonably be expected to have a material impact on our financial statements. The Company’s practice is for management to present to the Board of Directors each proposed related party transaction, including all relevant facts and circumstances relating thereto, and to update the Board of Directors as to any material changes to any approved related party transaction. In connection with this requirement, each of the transactions or relationships disclosed below were disclosed to and approved by our Board of Directors. In addition, transactions involving our directors and their affiliated entities were disclosed and reviewed by our Board of Directors in its assessment of our directors’ independence requirements.

Consulting Agreement — KBI Consulting

Effective March 31, 2021, Mr. Isett’s wife, Kendra Isett, became an employee of the Company. Salary payments to Mr. Isett’s wife for the years ended June 30, 2021 and 2022, were $17,898 and $77,625, respectively.

Consulting Agreement — TechCXO LLC

Mr. John Delta was appointed as our Principal Accounting Officer effective October 1, 2020 and on October 13, 2020 he was appointed as our Principal Financial Officer from July 2020 until his resignation on March 4, 2021, Mr. John Delta provided financial consulting services to the Company under a Consulting and Services Agreement by and between us and TechCXO LLC, dated July 8, 2020 (the “Delta Consulting Agreement”). Pursuant to the Delta Consulting Agreement, we paid Mr. Delta for his services as the Company’s Principal Accounting Officer at an hourly rate expected to represent approximately $30,000 per month, and to reimburse any reasonable out-of-pocket business expenses incurred by Mr. Delta in performing the services.

We also provided Mr. Delta with directors’ and officers’ liability insurance and indemnification as set forth in an Indemnification Agreement that we entered into with Mr. Delta.

Mr. Delta resigned as our Principal Accounting Officer on March 4, 2021 upon the appointment of Mr. Lutz to such position.

Transactions with Eastern Capital Limited and its Affiliates

In 2016, we entered into two share purchase agreements (the “Purchase Agreements”) pursuant to which Eastern Capital Limited (“Eastern”) acquired shares of our Common Stock. According to a Schedule 13D/A filed by Eastern with the SEC on August 13, 2021, Eastern ceased being the beneficial owner of more than five percent (5%) of the Common Stock.

Concurrently with the execution of the Purchase Agreements, we entered into a contract manufacturing joint venture with Bryan Capital Investors LLC, an affiliate of Eastern (the “Eastern Affiliate”), to develop and manufacture plant-made pharmaceuticals through our subsidiary iBio CDMO LLC (“iBio CDMO”). The Eastern Affiliate contributed $15.0 million in cash to iBio CDMO, for a 30% interest in iBio CDMO. We retained a 70% equity interest in iBio CDMO.

On February 23, 2017, we entered into an exchange agreement with the Eastern Affiliate pursuant to which we acquired substantially all of the interest in iBio CDMO held by the Eastern Affiliate and issued one share of newly created Preferred Tracking Stock, par value $0.001 per share (the “Tracking Stock”), in exchange for 29,990,000 units of limited liability company interests of iBio CDMO held by the Eastern Affiliate at an original issue price of $13 million. After giving effect to the transactions in the Exchange Agreement, we owned 99.99% of iBio CDMO and the Eastern Affiliate owns 0.01% of iBio CDMO. The Preferred Tracking Stock accrued dividends at the rate of 2% per annum on the original issue price. Accrued dividends were cumulative and were payable if and when declared by the Board of Directors, upon an exchange of the shares of Preferred Tracking Stock and upon a liquidation, winding up or deemed liquidation (such as a merger) of the Company. No dividends were declared through October 31, 2021.

In connection with the joint venture, an affiliate of Eastern (the “Second Eastern Affiliate”), which controls the subject property as sublandlord, granted iBio CDMO the Sublease of a Class A life sciences building in Bryan, Texas (the “Facility”), located on land owned by the Texas A&M system, designed and equipped for plant-made manufacture of biopharmaceuticals. iBio CDMO began operations at the Facility on December 22, 2015 pursuant to agreements between iBio CDMO and the Sublandlord granting iBio CDMO temporary rights to access the facility. These temporary agreements were superseded by a capital lease agreement entitled the Sublease Agreement, dated January 13, 2016, between iBio CDMO and the Sublandlord (the “Sublease”). The 34-year term of the Sublease may be extended by iBio CDMO for a ten-year period, so long as iBio CDMO is not in default under the Sublease. Under the Sublease, iBio CDMO was required to pay base rent at an annual rate of $2,100,000, paid in equal quarterly installments on the first day of each February, May, August and November. The base rent was subject to increase annually in accordance with increases in the Consumer Price Index. The base rent under the Sublandlord’s ground lease for the property is subject to adjustment, based on an appraisal of the property, in 2030 and upon any extension of the ground lease. The base rent under the Sublease will be increased by any increase in the base rent under the ground lease as a result of such adjustments. In addition to the base rent, iBio CDMO was required to pay, for each calendar year during the term, a portion of the total gross sales for products manufactured or processed at the facility, equal to 7% of the first $5,000,000 of gross sales, 6% of gross sales between $5,000,001 and $25,000,000, 5% of gross sales between $25,000,001 and $50,000,000, 4% of gross sales between

$50,000,001 and $100,000,000, and 3% of gross sales between $100,000,001 and $500,000,000. However, if for any calendar year period from January 1, 2018 through December 31, 2019, iBio CDMO’s applicable gross sales are less than $5,000,000, or for any calendar year period from and after January 1, 2020, its applicable gross sales are less than $10,000,000, then iBio CDMO was required to pay the amount that would have been payable if it had achieved such minimum gross sales and shall pay no less than the applicable percentage for the minimum gross sales for each subsequent calendar year. iBio CDMO is responsible for all costs and expenses in connection with the ownership, management, operation, replacement, maintenance and repair of the property under the Sublease. We incurred rent expense of $64,000 and $189,000 for the year ended June 30, 2022 and 2021, respectively. Accrued expenses at June 30, 2022 and 2021 due the Second Eastern Affiliate amounted to $0 and $701,000, respectively. General and administrative expenses related to the Second Eastern Affiliate, including rent related to the increases in CPI, percentage rent discussed above and real estate taxes, were approximately $250,000 and $744,000 in 2021 and 2020, respectively. Interest expense related to the Second Eastern Affiliate was approximately $810,000 and $2,447,000 for the year ended June 30, 2022 and 2021, respectively.

On November 1, 2021, we also purchased Facility previously operated under a lease from two affiliates of Eastern. We also acquired the approximate 30% equity interest (after conversion) in iBio CDMO held by the Eastern Affiliates, who became the lessee under the ground lease for the property upon which the Facility is located and terminated the Sublease iBio had entered into with the Eastern Affiliates. As a result, the subsidiary and its intellectual property are now wholly owned by iBio. The total purchase price for the Facility, the termination of the Sublease and other agreements among the parties, and the equity described below is $28,750,000, which was paid $28,000,000 in cash and by the issuance to Bryan Capital Investors LLC a five-year warrant to purchase 51,583 post reverse split shares of our Common Stock at a post reverse split exercise price of $33.25 per share.

Limitation of Liability of Officers and Directors and Indemnification

Our certificate of incorporation, as amended, requires us to indemnify of our officers and directors to the fullest extent permitted by Delaware law, which generally permits indemnification for actions taken by officers or directors as our representatives if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation.

As permitted under Delaware law, our By-laws contain a provision indemnifying directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with an action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

In addition, we have entered into an indemnification agreement with each of our directors.

Tax Responsibility Allocation Agreement

In order to allocate our responsibilities for taxes and certain other tax matters, we and Integrated BioPharma entered into a tax responsibility allocation agreement prior to the date of the distribution. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, Integrated BioPharma will be responsible for, and will indemnify and hold us harmless from, any liability for income taxes with respect to taxable periods or portions of periods ending prior to the date of distribution to the extent these amounts exceed the amounts we have paid to Integrated BioPharma prior to the distribution or in connection with the filing of relevant tax returns. Integrated BioPharma is also responsible for, and will indemnify and hold us harmless from, any liability for income taxes of Integrated BioPharma or any member of the Integrated BioPharma group (other than us) by reason of our being severally liable for those taxes under U.S. Treasury regulations or analogous state or local provisions. Under the terms of the agreement, with respect to consolidated federal income taxes, and consolidated, combined and unitary state income taxes, we are responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our income taxes for all taxable periods, whether before or after the distribution date. With respect to separate state income taxes, we are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for income taxes with respect to taxable periods or portions of periods beginning on or after the distribution date. We are also responsible for, and will indemnify and hold Integrated BioPharma harmless from, any liability for our non-income taxes and our breach of any obligation or covenant under the terms of the tax responsibility allocation agreement, and in certain other circumstances as provided therein. In addition to the allocation of liability for our taxes, the terms of the agreement also provide for other tax matters, including tax refunds, returns and audits.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT ON FORM 10-K

iBio’s 2022 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. Copies of the Company’s 2022 Annual Report as filed with the SEC and any amendments thereto may be obtained without charge by writing to iBio, Inc., 8800 HSC Parkway, Bryan, Texas 77807, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.ibioinc.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more iBio stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: iBio, Inc., Attention: Corporate Secretary, 8800 HSC Parkway, Bryan, Texas 77807 or by calling us at (979) 446-0027. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Stockholders who intend to present proposals at the 2023 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than June 28, 2023. Such proposals must meet the requirements of our bylaws and the SEC to be eligible for inclusion in our 2023 proxy materials.

In addition, our Bylaws have an advance notice procedure for the nomination of persons for election to the Board and for stockholders to propose business to be considered by stockholders at an annual meeting of stockholders. The advance notice procedure requires that a stockholder interested in proposing to nominate an individual for election to the Board or presenting a proposal for action at the 2023 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with specific information relating to such stockholder’s proposal, nominee, stock ownership and identity, to our corporate secretary no later than the close of business on September 9, 2023, and no earlier than the close of business on August 10, 2023 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting); provided, however, that in the event that the date of the 2023 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2022 Annual Meeting of Stockholders, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (y) in the case of an election of directors at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You must comply with these Bylaws requirements in connection with a stockholder proposal or director nomination outside the Rule 14a-8 context.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of iBio knows of no other matters to be presented for stockholder action at the 2022 Annual Meeting. However, other matters may properly come before the 2022 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2022 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to iBio will be voted in accordance with the recommendation of the Board of Directors.

By order of the Board of Directors,

/s/ Thomas F. Isett
Thomas F. Isett
Chief Executive Officer and President and Executive Chairman

Bryan, Texas
October 26, 2022

VIEW MATERIALS & VOTE w SCAN TO IBIO, INC. 8800 HSC PARKWAY BRYAN, TX 77807 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on December 7, 2022. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D92478-P82251 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IBIO, INC. The Board of Directors recommends you vote FOR the election of each of the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Dr. Linda W. Armstrong 02) Dr. Alexandra Kropotova The Board of Directors recommends you vote FOR the proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2023. 3. Approval of, on an advisory basis, the compensation of our named executive officers ("say-on-pay"). NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2022 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. NOTE: ATTENDANCE OF THE UNDERSIGNED AT THE 2021 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SPECIFICALLY REVOKES THIS PROXY BEFORE IT IS EXERCISED. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D92479-P82251 iBio, Inc. 2022 Annual Meeting of Stockholders December 8, 2022 9:00 A.M. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Thomas F. Isett and Robert Lutz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of iBio, Inc. that the undersigned is entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 a.m., central time, on December 8, 2022 at the Company's offices located at 8800 HSC Parkway, Bryan, Texas 77807. The purpose of the 2022 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2022 Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side